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                                 Smith & Company
           A Professional Corporation of Certified Public Accountants

Exhibit 23(a)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As an independent registered public accounting firm, we hereby consent to the incorporation by reference in the Form S-8 to be filed on or about February 15, 2005 by GFY Foods, Inc. of our report dated June 12, 2004, except Note 13, which is dated July 22, 2004, on the financial statements for the years ended March 31, 2004 and 2003.


                                                    /s/ Smith & Company
                                                    Certified Public Accountants
Salt Lake City, Utah
February 14, 2005